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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (File No. XXX-XXXXX) of our reports dated December 6, 1996, on our audits of the combined and consolidated financial statements and financial statement schedule of OYO Geospace Corporation, as restated to exclude, for all periods presented, the accounts of TrueTime, Inc., formerly a wholly-owned subsidiary that was distributed to the Company's stockholder on September 30, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ COOPERS & LYBRAND L.L.P

Houston, Texas
September 30, 1997